             [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]

                                                              September 26, 2006

Morgan Stanley China A Share Fund, Inc.
1221 Avenue of the Americas, 22nd Floor
New York, New York 10020

     Re:  Morgan Stanley China A Share Fund, Inc., a Maryland corporation (the
          "Fund") - Registration Statement on Form N-2 (Securities Act File No.
          333-135690 and Investment Company Act File No. 811-21926), as amended
          (the "Registration Statement"), pertaining to 13,116,473 shares (the
          "Shares") of the common stock of the Fund, par value $0.01 per share
          (the "Common Stock")

Ladies and Gentlemen:

          We have acted as Maryland corporate counsel to the Fund in connection with the registration of the Shares under the Securities Act of 1933, as amended
(the "Securities Act"), by the Fund pursuant to the Registration Statement, which was originally filed with the Securities and Exchange Commission (the
"Commission") on or about July 10, 2006, as amended. You have requested our opinion with respect to the matters set forth below.

          In our capacity as Maryland corporate counsel to the Fund and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents
(collectively, the "Documents"):

          (i)    the corporate charter of the Fund, represented by Articles of
                 Incorporation filed with the State Department of Assessments and Taxation of Maryland (the "Department") on July 6, 2006,
                 and Articles of Amendment and Restatement filed with the
                 Department on September 5, 2006 (collectively, the "Charter");

          (ii)   the Bylaws of the Fund dated as of July 7, 2006 (the "Initial
                 Bylaws") and the Amended and Restated Bylaws of the Fund dated as of August 24, 2006 (the "Amended Bylaws" and collectively with the Initial Bylaws, the "Bylaws");

BALLARD SPAHR ANDREWS & INGERSOLL, LLP

Morgan Stanley China A Share Fund, Inc.
September 26, 2006

          (iii)  the Consent of Sole Director in Lieu of an Organizational
                 Meeting of the Board of Directors of the Fund, dated as of
                 July 7, 2006 (the "Organizational Resolutions");

          (iv)   Resolutions adopted by the Board of Directors of the Fund, or committees thereof, dated as of August 24, 2006 (the
                 "Existing Directors' Resolutions" and together with the
                 Organizational Resolutions and the Final Determinations (as
                 hereinafter defined), the "Directors' Resolutions");

          (v)    the Registration Statement;

          (vi)   a status certificate of the Department, dated as of September
                 26, 2006, to the effect that the Fund is duly incorporated and existing under the laws of the State of Maryland;

          (vii)  a certificate of Amy R. Doberman, the Vice President of the
                 Fund, and Stefanie V. Chang, the Vice President of the Fund,
                 dated as of September 25, 2006 (the "Officers' Certificate"),
                 to the effect that, among other things, the Charter, the
                 Bylaws and the Directors' Resolutions are true, correct and complete, and that the Charter, the Bylaws and the
                 Directors' Resolutions have not been rescinded or modified and are in full force and effect as of the date of the
                 Officers' Certificate, and certifying, among other things, as to the manner of adoption of the Directors' Resolutions, the number of issued and outstanding shares of Common Stock and the receipt of consideration therefor, and the
                 authorization for issuance of the Shares; and

          (viii) such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and qualifications noted below.

          In reaching the opinion set forth below, we have assumed the following:

          (a)  each person executing any of the Documents on behalf of a party
               (other than the Fund) is duly authorized to do so;

          (b)  each natural person executing any of the Documents is legally competent to do so;

BALLARD SPAHR ANDREWS & INGERSOLL, LLP

Morgan Stanley China A Share Fund, Inc.
September 26, 2006

          (c)  the Officers' Certificate and all other certificates submitted to us are true and correct when made and as of the date hereof and without regard to any knowledge qualifiers contained therein;

          (d)  any of the Documents submitted to us as originals are authentic;
               the form and content of any Documents submitted to us as
               unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all representations, certifications, statements and information contained in the Documents are true and complete without regard to any knowledge qualifier contained therein;
               there has been no modification of, or amendment to, any of the
               Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or
               otherwise;

          (e)  no action will be taken by the Fund between the date hereof and the date of issuance of the Shares that will result in the total number of shares of Common Stock of the Fund outstanding, after giving effect to issuance of the Shares, exceeding the total number of shares of Common Stock that the Fund is authorized to issue under its Charter; and

          (f)  prior to the issuance of the Shares, the Board of Directors of the Fund, or a duly authorized committee thereof, will adopt resolutions determining the consideration to be received by the
               Fund for the Shares and approve terms for the issuance and sale of the Shares (collectively, the "Final Determinations").

          Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

          (1)  The Fund is a corporation duly incorporated and validly existing as a corporation in good standing under the laws of the State of
               Maryland.

          (2)  The Shares have been duly authorized for issuance, and when such
               Shares are issued and delivered by the Fund, as contemplated by the Registration Statement, in exchange for payment of the consideration therefor as described in the Directors' Resolutions and the Registration Statement, such Shares will be validly issued, fully paid and nonassessable.

BALLARD SPAHR ANDREWS & INGERSOLL, LLP

Morgan Stanley China A Share Fund, Inc.
September 26, 2006

          The foregoing opinion is limited to the laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of the Investment Company Act of 1940, the Securities Act or any other federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the
State of Maryland, we do not express any opinion on such matter.

          This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

          Clifford Chance US LLP may rely upon this opinion, in its capacity as securities counsel to the Fund, in connection with the filing of the
Registration Statement and in rendering its opinion to the Fund in connection therewith.

          We consent to your filing this opinion as an exhibit to the
Registration Statement. We also consent to the identification of our firm as
Maryland counsel to the Fund in the section of the Registration Statement entitled "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the
Securities Act.

                                        Very truly yours,
                                    /s/ Ballard Spahr Andrews & Ingersoll, LLP